UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12

SOLIGENIX, INC.
(Name of Registrant as Specified in Its Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Annual Meeting of Stockholders
Wednesday, September 16, 2020

Supplement to
Proxy Statement

This Supplement, dated August 13, 2020, supplements Soligenix Inc.’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2020. This Supplement is being filed with the SEC and made available to stockholders on or about August 13, 2020 to add the following disclosure:

Proposal 1 (the election of five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified); Proposal 2 (the proposal to approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from 50,000,000 to 75,000,000); and Proposal 3 (the advisory vote on executive compensation) are considered “non-routine” matters. Proposal 4 (the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020) is considered a “routine” matter.

Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share.

The filing of this Supplement is not an admission that the Proxy Statement, when filed, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements not misleading. However, we are supplementing the Proxy Statement in the interest of completeness and correctness. All other items of the Proxy Statement are unchanged.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on September 16, 2020:

This Supplement, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by Soligenix Inc., and the Annual Report are available at http://www.proxyvote.com.